As filed with the Securities and Exchange Commission on March 7, 2002

Registration No. 333-76242

---------------------------------------------------------------------

U.S. SECURITES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pinoak, Inc.

----------------------------------------------

(Name of small business issuer in its charter)

Nevada 6770 86-0983750

----------------- -------------------------- ---------------

(State or other (Primary Standard of (IRS Employer

jurisdiction of Industrial Classification Identification

Incorporation or or Code Number) Number)

Organization)

Pinoak, Inc.

10801 E. Grove Street

Mesa, AZ 85208

Phone: (480) 984-8446

----------------------------------------------------------------------------

(Address and telephone number of principal executive offices and principal place of business.)

-----------------------------------------------------------------------------

Copies to:

Thomas C. Cook, Esq.

Thomas C. Cook & Associates, Ltd.

4955 South Durango, Suite 214

Las Vegas, Nevada 89113

Phone: (702) 952-8520

Fax: (702) 952-8521

-----------------------------------------------------------------------------

(Name, address and telephone number of service agent)

-----------------------------------------------------------------------------

Approximate date of commencement of proposed sale to public:

As soon as practicable after the registration statement becomes effective.

----------------------------------

If this Form is filed to register additional securities for an offering according to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

___X___

If this Form is a post-effective amendment filed according to Rule 462(c)

under the Securities Act, check the following box and list the Securities

Act registration statement number of the earlier registration statement for the same offering. / /_______

If this Form is a post-effective amendment filed according to Rule 462(d)

under the Securities Act, check the following box and list the Securities

Act registration number of the earlier effective registration statement for the same offering. / /_______

If delivery of the prospectus is expected to be made according to Rule 434,

please check the following box. / /_______

-------------------------------

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of

1933 or until the registration statement shall become effective on a date as the SEC, acting pursuant to said Section 8(A), may determine.

---------------------------------------------------------

Prospectus (Subject to completion): Dated [Date], 2001.




============================================================================

TITLE OF EACH PROPOSED

CLASS OF PROPOSED MAXIMUM

SECURITIES AMOUNT OFFERING AGGREGATE AMOUNT OF

TO BE TO BE PRICE PER OFFERING REGISTRATION

REGISTERED RESISTERED SHARE(1) PRICE(1) FEE


Common Stock

$0.001 par value 3,000,000 $0.025 $75,000 $17.92

-----------------------------------------------

TOTAL 3,000,000 $0.025 $75,000 $17.92

============================================================================



Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this

Registration Statement shall thereafter become effective in accordance with

Section 8(A) of The Securities Act of 1933 or until this Registration

Statement shall become effective on such date as the commission, acting pursuant to said Section 8(A),may determine.

[Note: The following section of cross referenced material is not to appear in the prospectus itself.]

PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet showing the location in Prospectus of information required by items of Form SB-2

Item No. Required item Location of caption in Prospectus

-------- ---------------------------- ---------------------------------

1. Forepart of the Registration Cover Page; Outside

Statement and outside front front page of

cover of Prospectus Prospectus

2. Inside front and outside back Inside Front and

cover pages of Prospectus outside back cover

pages of Prospectus

3. Summary Information and Risk Prospectus Summary;

Factors Risk Factors

4. Use of Proceeds Use of Proceeds

5. Determination of Offering Price Prospectus Summary -

Determination of Offering

Price; Risk Factors

6. Dilution Dilution

7. Selling Security Holders Not Applicable

8. Plan of Distribution Plan of Distribution

9. Legal Proceedings Legal Proceedings

10. Director, Executive Officer, Management

Management, Promoters and

Control Persons

11. Security Ownership of certain Principal Shareholders

Beneficial Owners and Management

12. Description of Securities Description of

Securities

13. Interest of named experts and Legal Matters; Experts

counsel

14. Disclosure of Commission Statement as to

Position on Indemnification Indemnification

for Securities Act Liabilities

15. Organization within last five Management, Certain

years Transactions

16. Description of Business Proposed Business

17. Management's Discussion and

Analysis or Plan of Operation Plan of Operation

18. Description of Property Proposed Business

19. Certain Relationships and Certain Transactions

Related Transactions

20. Market for Common Equity and Prospectus Summary, Market for

Related Stockholder Matters Registrant's Common Stock and

Related Stockholders' Matters;

Shares Eligible for Future

Sale

21. Executive Compensation Management

22. Financial Statements Financial Statements

23. Changes in and Disagreements Not Applicable

with Accountants on Accounting

and Financial Disclosure

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

24. Indemnification of Indemnification of

Officer/Director Officer/Director

25. Other Expenses of Issuance and Other Expenses of

Distribution Issuance and Distribution

26. Recent Sales of Unregistered Recent Sales of Unregistered

Securities Securities

27. Exhibits Exhibits

28. Undertakings Undertakings


Prospectus

----------

PINOAK, INC.

3,000,000 shares of Common Stock

$0.025 per share.

Minimum Purchase: 10,000 shares

This is Pinoak, Inc.'s initial public offering.

Prior to this Offering, no public market exists for these shares. This offering is being made on a best efforts basis. It will expire 90 days from the date of this prospectus. The offering will not be extended.

Investing in common stock involves risks that are described in the "Risk

Factors" section beginning on Page 8 of this Prospectus.

---------------------

Offering Information

--------------------




=========================================================================

Shares Price To Selling Proceeds To

Offered Public Commissions~~(1)~~ Company~~(2)~~


Per share:

Min. Share Amount 1,000,000 $0.025 $0.00 $25,000

Max. Share Amount 3,000,000 $0.025 $0.00 $75,000

=========================================================================



We are offering for sale 3,000,000 shares of common stock, at a purchase price of $0.025 per share. The shares shall be sold exclusively by us on a direct participation basis for a period of ninety days. This offering will be conducted directly by us through our officer/director according to the safe harbor provisions of Rule 3a4(1) of the Securities Exchange Act of 1934.

The minimum offering or proceeds to be raised is $25,000. The maximum offering or proceeds to be raised is $75,000. If the minimum offering is not achieved, the proceeds held in escrow will be returned.

Our offering is being made in compliance with Rule 419 of SEC Regulation C,

under which the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account until the offering has been reconfirmed by our shareholders and a business has been acquired in accordance with the provisions of that rule. Up to 80% of the offering may be purchased by our officer/director, who is also our sole shareholder,

and any of his affiliates or associates. No public market may ever develop. Even if a market develops, you may not be able to sell your shares.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE

CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT

FILED WITH THE SEC IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER

TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE

SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES

COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF

THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY

IS A CRIMINAL OFFENSE.

The date of this prospectus is [Date], 2002


TABLE OF CONTENTS

-----------------

FINANCIAL STATEMENTS.......................................F-1-10


Dealer Prospectus Delivery Obligation

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such an offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in our affairs since the date of delivery; however, any changes that may have occurred are not material to an investment decision. In the event there have been any material changes in our affairs, a post-effective amendment will be filed. We reserve the right to reject any order, in whole or in part, for the purchase of any of the shares offered.

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares,

whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.


Prospectus Summary

PINOAK, INC.

10801 E. Grove Street

Mesa, AZ 85208

(480) 984-8446

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS.

BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT

YOU SHOULD CONSIDER BEFORE RECEIVING A DISTRIBUTION OF OUR COMMON STOCK. YOU

SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY.

We were organized under the laws of the State of Nevada on December 31, 1998,

under the name Pinoak, Inc. We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date.

The Company has been dormant since its date of inception until December,

2001.

We were organized as a vehicle to acquire or merge with an existing business or company. A company with this purpose and structure is referred to as a

"blank check company" as defined in Rule 419 of Regulation C under the

Securities Act of 1933. We have not yet identified any specific target business or company.

More about Rule 419:

--------------------

The securities purchased by you and other investors and the funds received in the offering will be deposited and held in an escrow account until an acquisition meeting specific criteria is completed. Once that agreement has been executed, we will update the registration statement with a post-

effective amendment. This will give details of the acquisition. You will then have 45 days to reconfirm your investment. Investors who do not reconfirm will receive a refund. Funds and securities will be released once the escrow agent is satisfied that all provisions have been met and the transaction has closed. (See "Your Rights under Rule 419.")

Persons should not purchase shares in the offering if they expect short-term earnings or appreciation in the value of our company.

The Offering:

-------------

Securities offered 3,000,000 shares of common stock, $0.001

par value, Maximum Offering.

1,000,000 shares of common stock, $0.001

par value, Minimum Offering.

These shares are being offered on a direct

participation basis; that is, they are to

be self-underwritten.

$0.025 per share.

(See "Description of Capital Stock".)


Common stock outstanding 2,000,000 shares

prior to the offering

Common stock to be 5,000,000 shares (Maximum Offering)

outstanding after the offering 3,000,000 shares (Minimum Offering)

Dilution: Dilution to the investors in this offering will be approximately

$0.015 (minimum offering per share) and $0.009 (maximum offering).

Dividends: No dividends have yet been paid and none will be paid in the foreseeable future.

Limited State Registration: Initially, our securities may be sold in Arizona and Nevada only (although we are considering registering the shares in other states) according to filings in the States of Arizona and Nevada. (See

"Special State Law Considerations" for a discussion of the resale limitations that result from this limited state registration.)

Use of Proceeds: If the maximum shares are sold, the gross proceeds of this offering will be $75,000; if the minimum, $25,000. Though we could request

10% of these funds under Rule 419 prior to the reconfirmation, we do not intend to do so. Less approximately $2,500 in escrow and offering expenses,

proceeds will be used to defray the costs of finding and consummating a business combination. We estimate these costs could run as much as $25,000.

Plan Of Distribution: Our executive officer, Mr. Rick Jesky, will sell all shares. He will receive no compensation or commissions for doing so,

and will limit his activities in the making of this offering to delivering this prospectus and answering questions from prospective investors. Though reserving the right to do so, management will not use broker-dealers in the making of this offering.

Proposed Business: PINOAK will not restrict its search to any particular business, industry, or geographical location, and may evaluate and enter into any type of business in any location. In seeking a business venture,

the decision of management will be based on the business objective of seeking long-term capital appreciation in the real value of the business acquired by Pinoak, Inc.

The analysis of new businesses will be undertaken by or under the supervision of our officer/director. It is anticipated that the analysis of specific proposals and the selection of a business will take several months, to which additional months will be added by the reconfirmation process of Rule

419.

For details of the way in which an acquisition might be structured, see

"Proposed Business: Form and Structure of Acquisition."


Daily Operations: Until an active business is commenced or acquired, we will have only one employee, our sole officer, for day-to-day operations.

Plan of Operation: As of December 31, 2001, we have no significant expenses with the exception of incorporation fees, accounting fees, SEC filing fees,

and escrow establishment fees. Virtually all of our expenses, to be funded by the money in our treasury or by management, are attributable to our efforts to identify a suitable acquisition candidate and close the acquisition. Up to that time, we anticipate our expenses to be limited to accounting, legal, transfer agent, and filing fees, plus telephone and mailing expenses.

Management: Mr. Rick Jesky of Mesa, Arizona is the sole officer, director,

and shareholder of Pinoak, Inc. He has limited business experience; this is his first experience with a 419 company. He currently receives no salary or other compensation and devotes time to Pinoak, Inc. in and around other activities.

Method of Subscribing: Prospective investors should make their checks payable to Pinoak, Inc., c/o Southwest Escrow Company (escrow agent) and remit the checks and subscription agreements to Southwest Escrow Company,

8215 S. Eastern Avenue, Suite 100, Suite 205, Las Vegas, Nevada 89123.

Subscriptions may not be withdrawn once made except in accordance with applicable law.

We reserve the right to reject all or part of any subscription at our sole discretion even if payment is made, and to withdraw this blank check offering at any time prior to our acceptance of the subscriptions received.


SUMMARY FINANCIAL INFORMATION

-----------------------------

The table below contains certain summary historical financial data for

Pinoak, Inc. The historical financial data for the period ended December,

31, 2001 has been derived from our financial statements appearing elsewhere in this prospectus and should be read in conjunction with those financial statements and the notes to them.



CAPTION>

December 31, 2001

--------------


INCOME STATEMENT:

Net Sales $ 0

Net Income $ (0)

BALANCE SHEET (at end of period):

Cash on Hand $ 2,013

--------

Total Assets $ 2,013

Total Indebtedness $ 0

Total Shareholders Equity $ 2,013

PER SHARE(1):

Income per common share $ 0

Net Income per common share (at end of period) $ (0.00)

Net Income per share on a fully dilated basis $ (0.00)



(1) Number of shares of common stock outstanding during period was

2,000,000.

This offering will expire 90 days from the date of this prospectus. The offering will not be extended.


RISK FACTORS

------------

There is a high degree of risk associated with an investment in our common stock. You should know that our business, financial condition or results of operations, and, more importantly, that of any business we acquire, could be materially and adversely affected by any of the following risks. You should carefully consider the following factors in addition to the other information in this prospectus before considering the purchase of shares.

~~Our lack of an operating history.~~

~~---------------------------------~~

~~Pinoak, Inc. was organized under the laws of the State of Nevada on December~~

~~31, 1998, and has no revenues from operations or meaningful assets. The~~

~~company has been dormant from its date of inception until December, 2001.~~

~~In December, 2001, the Company opened its first bank account. We face~~

~~all of the risks inherent in a new business, and those risks specifically~~

~~inherent in the type of business in which we propose to engage, namely, the~~

~~investigation and acquisition of an interest in a business. The purchase of~~

~~these securities must be regarded as the placing of funds at a high risk in~~

~~a new or "start-up" venture with all of the unforeseen costs, expenses,~~

~~problems, and difficulties to which such ventures are subject.~~

We have no operating history or revenue and only minimal assets.

----------------------------------------------------------------

We have had no recent operating history nor any revenues or earnings from operations since inception. The company has been dormant from its date of inception until December, 2001. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

~~Possible disadvantages of Blank Check Offering.~~

~~-----------------------------------------------~~

~~Our business may enter into a business combination with an entity, which does~~

~~not need substantial additional capital but desires to establish a public~~

~~trading market for its shares. A business opportunity may attempt to avoid~~

~~what it deems to be adverse consequences of undertaking its own public~~

~~offering by seeking a business combination with the Company. Such~~

~~consequences may include, but are not limited to, time delays of the~~

~~registration process, significant expenses to be incurred in such an~~

~~offering, loss of voting control to public shareholders and the companies~~

~~merging with or acquiring a blank check company are required, at the~~

~~minimum, to file all information required by a Form 10 Registration with~~

~~the U. S. Securities and Exchange Commission.~~

~~They might do so because of various factors that they consider to entail~~

~~disadvantageous situations or conditions. The time delays that would be~~

~~attendant on preparing the proper documentation might constitute one such~~

~~factor. Significant expenses involved in going public might be another.~~

~~Entrepreneurs and company founders might fear the potential loss of voting~~

~~power that could put control of their own companies at risk.~~

~~The offering is a direct participation offering for which the minimum amount~~

~~is only $25,000. Management faces the challenge of successfully implementing~~

~~our business strategy and plan. We may not be able to successfully manage~~

~~our business to achieve our goals if we must proceed having raised only the~~

~~minimum offering. Investors could suffer a loss if as a consequence the~~

~~amount raised is not enough to fully implement the intended business~~


~~strategy. Even if we are successful in raising up to the maximum amount we~~

~~seek, $75,000, this might not be enough to successfully identify a merger~~

~~candidate and consummate an acquisition.~~

~~In making an investment in us, therefore, you may be doing so under terms~~

~~which might ultimately be less favorable than those to be had by investing~~

~~directly in a company with a specific business in which these sorts of~~

~~unforeseeable issues do not come into play. The name "blank check," after~~

~~all, was chosen to give notice that, like a literal blank check you might~~

~~issue with your authorizing signature and no amount filled in above it,~~

~~elements of uncertainty are inherent in the process.~~

We are in a highly competitive market for small number of business opportunities.

------------------------------------------------------------------

The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-

financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for

us.

Nearly all these entities have significantly greater financial resources,

technical expertise and managerial capabilities than we do and, consequently,

we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover,

we will also compete in seeking merger or acquisition candidates with numerous other small public companies

You will not have access to your funds while they are held in escrow.

---------------------------------------------------------------------

If we are unable to locate an acquisition candidate meeting these acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds are returned, without interest.

You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate that represents

80% of the maximum offering proceeds.

~~Failure of sufficient number of investors to reconfirm investment.~~

~~------------------------------------------------------------------~~

We may fail to obtain a sufficient number of investors to reconfirm the offering.

------------------------------------------------------------------------

A business combination with an acquisition candidate cannot be closed unless, ~~for~~ after the reconfirmation offering required by Rule 419, ~~we can~~

~~successfully convince you and~~ a sufficient number of investors representing

80% of the maximum offering proceeds raised to elect to reconfirm your investments.

If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. ~~Given this scenario,~~ If so, none of the securities held in escrow will be issued and the funds will be returned to you on a proportionate basis. ~~Up to 80% of the shares may be purchased by our officers, directors,~~

~~current shareholders and any of their affiliates or associates. It is~~

~~likely that these insiders will elect to reconfirm a proposed business~~

~~combination reducing or eliminating your effect on the outcome of the 80%~~

~~required reconfirmation.~~


~~Dilution of your investment.~~

~~----------------------------~~

~~It is likely that we will issue additional shares of common stock or~~

~~preferred stock in connection with our potential merger, consolidation, or~~

~~other business reorganization, and that the proceeds of the offering will be~~

~~used in the business of the acquisition or merger candidate, though we will~~

~~not make loans of the offering's net proceeds. The consequences may be a~~

~~change of control of Pinoak, Inc., significant dilution to the public~~

~~shareholders' investment, and a material decrease in the public~~

~~shareholders' equity interest in the company. Since we have not made any~~

~~determination with respect to the acquisition of any specific business, we~~

~~cannot speculate on the form of any potential business reorganization or on~~

~~the amount of securities which we might issue in connection with it. At its~~

~~sole discretion, the board of directors may issue additional company~~

~~securities without seeking shareholder approval.~~

~~There is a substantial possibility that the shareholders of Pinoak, Inc.~~

~~immediately prior to the transaction would retain less than 50% of the~~

~~issued and outstanding shares of the surviving entity. therefore,~~

~~regardless of the form of the business acquisition, it may be anticipated~~

~~that the investors in this offering will experience a significant reduction~~

~~in their percentage of ownership in the company. (See "Acquisition of a~~

~~Business," in PROPOSED BUSINESS.)~~

You will experience a reduction of your percentage share ownership following a business combination.

----------------------------------------------------------------------------

Our primary plan of operation is based upon a business combination with a private concern that, in all likelihood, would result in the issuance of our securities to the shareholders of the private company. The issuance of previously authorized and unissued common stock would result in reduction in percentage of shares owned by present and prospective shareholders of the

Company and may result in a change in control or management.

~~Limitations on share resale.~~

~~----------------------------~~

~~Initially, these shares are being made available only to residents of the~~

~~states of Arizona and Nevada because of the simplicity of selling a small~~

~~offering under the laws of those states: Although registration there is not~~

~~necessary if fewer than twenty-five people purchase the shares in a given~~

~~offering, our Company does plan to register this offering with the States'~~

~~Securities Division. Without registering them there, however, the shares~~

~~cannot be sold or transferred. They may be resold by you in Arizona and~~

~~Nevada only until a resale exemption is available in other states.~~

There may be limitations on your ability to resell your shares.

---------------------------------------------------------------

Initially, our securities may be sold in the States of Nevada and Arizona only, and may be resold by you in Nevada and Arizona only until a resale exemption is available in other states.

You are subject to dilution which will lower the value of your shares.

----------------------------------------------------------------------

The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value by the number of shares of common stock outstanding.

Assuming the sale of the maximum number of shares based on our financial statements as of December 31, 2001, new investors will incur an immediate dilution of approximately $0.009 or 36.53% per share after the offering of the maximum number of shares is consummated. The existing stockholder of our company acquired his shares of common stock at a price of $0.001 per share which is $.024 per share lower than the offering price of the shares.

Accordingly, new investors will bear virtually all of the risks inherent in an investment in this company. (See DILUTION.)

There may not be a public market for the shares you buy.

--------------------------------------------------------

There is no current trading market for the shares, nor can we say for certain that a trading market will develop, or, if a trading market does develop, that it will be sustained even after we identify a merger candidate and consummate a business combination. The shares, to the extent that a market develops for the shares at all, will likely appear in what is customarily known as the "pink sheets" or on the NASD's Over-the-Counter

Bulletin Board, which may limit the marketability and liquidity of the shares. (See Risk Factor, "There are rules for low-priced stocks that may affect your ability to resell your shares.")

According to Rule 419, all shares issued by a blank check company, must be placed in the Rule 419 escrow account. These shares will not be released from the Rule 419 escrow until (1) the consummation of a merger or acquisition as provided for in Rule 419, or (2) the expiration of 18 months from the date of this prospectus. There is no present market for our common stock and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 escrow. Thus, stockholders may find it difficult to sell their shares.


Your limited rights in an acquisition.

--------------------------------------

Although you ~~investors~~ may request the return of your ~~their investment~~ funds

In connection with the reconfirmation offering required by Rule 419, you

~~the shareholders of Pinoak, Inc.~~ may not be afforded an opportunity specifically to approve or disapprove any particular business reorganization or acquisition. Our officer/director will be able to consummate an acquisition of or by us without the approval of our shareholders.

Certain circumstances could constitute exceptions. Under applicable corporate law, only in the event of a merger, consolidation, or the sale of all or substantially all of our assets, will you as a shareholder have the right to object to the merger, consolidation, or sale and assert your dissenter's right to appraisal of your shares. Similar restrictions apply if an acquisition is consummated in the form of an exchange of securities.

Though ultimately protected by the reconfirmation, this could adversely affect the furthering of your interests within the structure of Pinoak, Inc.

~~No acquisition candidate identified.~~

~~------------------------------------~~

~~As of the date of this prospectus, we have not entered into or negotiated~~

~~any arrangements for a business combination with an acquisition candidate.~~

~~Since we have not yet attempted to seek a business combination, and due to~~

~~our lack of experience, there is only a limited basis upon which to evaluate~~

~~our prospectus for achieving our intended business objectives. Potential~~

~~investors are cautioned that this may extend even further the amount of time~~

~~before you can hope to see any return on your investment.~~

We have no existing agreement for a business combination or other transaction.

------------------------------------------------------------------------------

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms.

~~Resources could be wasted in researching acquisitions that do not work out.~~

~~---------------------------------------------------------------------------~~

~~It is anticipated that the investigation of specific businesses and the~~

~~negotiation, drafting, and execution of relevant agreements, disclosure~~

~~documents, and other instruments will require substantial management time~~

~~and attention and substantial costs for accountants, attorneys, and others~~

~~If a decision is made not to participate in a specific business, the costs~~

~~incurred up to that point in the related investigation would not be~~

~~recoverable. Furthermore, even if an agreement is reached for the~~

~~participation in a specific business, the failure to consummate that~~

~~transaction may result in a loss to us of the related costs incurred which~~

~~could materially adversely affect subsequent attempts to locate and~~

~~participate in additional businesses.~~

We have not conducted market research and have not engaged a marketing organization.

----------------------------------------------------------------------

We have neither conducted, nor have others made available to us, results of market research indicating that market demand exists for the transactions we contemplate. Moreover, we do not have, and do not plan to establish, a marketing organization. Even if demand is identified for a merger or acquisition, we cannot assure you that we will be successful in completing a business combination.


There can be no assurance of profitability, even once the acquisition has been accomplished.

-------------------------------------------------------------------------

We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that we will require a target business opportunity to have achieved. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other characteristics that are indicative of development stage companies.

~~There can be no assurance that Pinoak, Inc. will be able to acquire a~~

~~favorable business. Different sorts of risk are entailed whether we~~

~~ultimately acquire a new or an old business. Participation in a new business~~

~~venture entails greater risks since in many instances management of such a~~

~~venture will not have proven its ability, the eventual market for its~~

~~product or services will likely not be established, and the profitability of~~

~~the venture will be unproven and cannot be predicted accurately. If we~~

~~participate in a more established firm with existing financial problems, it~~

~~may be subjected to risk because our financial resources may not be adequate~~

~~to eliminate or reverse those negative circumstances.~~

~~Auditors have issued an opinion raising substantial doubt as to our ability~~

~~to continue as a going concern.~~

~~---------------------------------------------------------------------------~~

~~In a letter that accompanies this application, our accountant, G. Brad~~

~~Beckstead, says in part, "The accompanying financial statements have been~~

~~prepared assuming the Company will continue as a going concern." As~~

~~discussed in Note 2 to the financial statements, the Company has had limited~~

~~operations and has not commenced planned principal operations. This raises~~

~~substantial doubt about its ability to continue as a going concern.~~

~~Management's plan in regard to these matters are also described in Note 5."~~

~~Potential investors should be aware of this opinion and the fact that no~~

~~guarantees can be given that our strategies for business success will~~

~~overcome the obstacles referred to in Mr. Beckstead's letter.~~

~~A limitation on acquisitions could hamper our ability to forge the right~~

~~business combination~~

~~------------------------------------------------------------------------~~

~~Pinoak, Inc. is subject to Rule 419 and certain reporting requirements of the~~

~~Securities Exchange Act of 1934. This requires us to furnish certain~~

~~information about significant acquisitions, including audited financial~~

~~statements for the company(s) acquired for one, two, or three years,~~

~~depending on the relative size of the acquisition. Consequently, the~~

~~acquisition prospects available to the Company are limited to those~~

~~that can provide the required audited financial statements. This further~~

~~hampers our ability to acquire desirable going concerns. (See "PROPOSED~~

~~BUSINESS: Other Ramifications of Rule 419 on the Selection Process.").~~

The requirement of audited financial statements may disqualify potential business opportunities.

Management believes that any potential business opportunity must provide audited financial statements for review for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.


~~Inability to secure financing.~~

~~------------------------------~~

~~It is possible that the Company will not have sufficient funds from the~~

~~proceeds of this offering to fully undertake the development, marketing,~~

~~and manufacturing of products which may be acquired.~~

~~Although there are no specific business combinations or other transactions~~

~~contemplated by management, it may be expected any such target business~~

~~will present such a level of risk that conventional private or public~~

~~offerings of securities or conventional bank financing would not be~~

~~available to us once we have acquired the business. In that case the target~~

~~company might be forced to seek venture capital for initial operations,~~

~~available only at very high interest rates, if at all. The ensuing burden of~~

~~debt would further limit chances for success. And of course there is no~~

~~guarantee that such financing would be obtained even if sought.~~

We have extremely limited capital.

----------------------------------

As of December 31, 2001, there were $2,013 in assets and $0 in liabilities.

There was $2,013 available in our treasury as of December 31, 2001. Assuming the sale of all the shares in this offering, we will receive net proceeds of approximately $75,000, all of which must be deposited in the escrow account.

It is unlikely that we will need additional funds, but we may if an acquisition candidate insists we obtain additional capital. We may require additional financing in the future in order to close a business combination.

This financing may consist of the issuance of debt or equity securities.

These funds might not be available, if needed, or might not be available on terms acceptable to us.

~~A leveraged buy-out could expose us to a high risk of business failure.~~

~~-----------------------------------------------------------------------~~

~~A leveraged buy-out is one that involves financing the acquisition of a~~

~~business by borrowing on the assets of the business to be acquired. This~~

~~practice, if it were to be employed by Pinoak, Inc. as its strategy for~~

~~acquisition, would expose us - and by extension your investment - to~~

~~significant risk.~~

~~For one thing, there can be no assurance any business acquired through a~~

~~leveraged buy-out would generate sufficient revenues to cover the related~~

~~debt and expenses. In that case, the lender could exercise the remedies~~

~~provided by law and foreclose on PINOAK and all its assets. Furthermore, the~~

~~use of leverage to consummate a business combination may reduce our ability~~

~~to incur additional debt, make other acquisitions, or declare dividends, and~~

~~may subject our operations to strict financial controls and significant~~

~~interest expense. It may be expected we will have few, if any,~~

~~opportunities to utilize leverage in an acquisition. Even if we were able~~

~~to identify a business where leverage may be used, there is no assurance~~

~~financing will be available, or if available, on terms we would find~~

~~acceptable. (See Acquisition of a Business: "Leverage")~~


~~We are dependent on one officer with limited formal business experience.~~

~~------------------------------------------------------------------------~~

~~Pinoak, Inc., is highly dependent of the services of Mr. Rick Jesky,~~

~~the president and sole director of the company. Over-reliance on a~~

~~single individual puts the company at risk; should anything happen to~~

~~Mr. Jesky, or if he for unpredictable reasons became disabled or lost~~

~~interest in PINOAK, the effect on our prospects would be severe. However, it~~

~~should be noted, that he has not served as a founder, officer, and director~~

~~of any other companies formed with the express purpose of seeking available~~

~~businesses, and he does not have extensive or broad business experience.~~

~~His experience involved owning and managing a research cotton seed Company.~~

~~(See "MANAGEMENT").~~

We are dependent on current management to develop our business.

---------------------------------------------------------------

Notwithstanding the combined limited experience and time commitment of management, loss of his services would adversely affect the development of our business and its likelihood of continuing operations.

The time to be devoted by management may be inadequate.

-------------------------------------------------------

PINOAK's main officer is currently seeking a position in the teaching industry, and will devote only what time he can to the affairs of the company. The sole officer plans to spend little to no time with the company until this Registration is approved. As he does not devote his full time to the company, we may end up missing a target opportunity for business combination . Once this registration is approved, the officer will spend 10-

12 hours per week, implementing the Offering process. (See "MANAGEMENT").

Our management control.

-----------------------

Assuming the sale of all the shares offered, the shares of common stock purchased by the public will represent 60% of our outstanding common stock after the completion of this offering. Therefore, our present stockholder will own a 40% interest in us and will not continue to be able to elect our directors, appoint our officers, and control our affairs and operations.

Our articles of incorporation do not provide for cumulative voting.

You should be aware that if the minimum amount of shares are sold, our present stockholder will hold 66.6% of the company's stock and thus continue to elect all directors, appoint all officers, control our affairs and operations, and outvote all investors who may participate in this offering.

If, on the other hand, all the shares offered were to be sold, the shares of common stock purchased by the public would represent 60% of our outstanding common stock after the completion of this offering. Therefore, our present stockholder would own only a 40% interest in us and would not be able to elect our directors, appoint our officers, and control our affairs and operations only if he were to act in concert with other shareholders.

Though such an arrangement is of course possible, it is not presently being contemplated.


~~Anticipated~~ Change in control and management following a business combination.

------------------------------------------------------------------------------

We anticipate we will experience a change of control upon the closing of a business combination. In addition, our current managers and directors will very probably resign. We cannot assure you of the experience or qualification of new management either in the operation of our activities or in the operation of the business, assets, or property being acquired. As such, despite our intention to negotiate the best possible deal for our stockholders, no guarantee can be given that new management will be responsible in that regard.

~~It is possible that our principal stockholder, also the officer/director,~~

~~may sell his shares at a premium to the shareholders or management of~~

~~whatever company PINOAK may acquire in a way that you cannot.~~

~~-------------------------------------------------------------------------~~

Our principal officer's shares.

-------------------------------

It should be noted that our principal officer's ~~his~~ shares are not being registered on this registration statement, and therefore, he cannot sell his shares when this registration statement is declared effective. No such sales, however, can be consummated before the registration statement has been made effective.

The sole officer/director of Pinoak, Inc. currently owns 100% of the common stock presently issued and outstanding. He paid $2,022 for these shares.

He may, in connection with a proposed merger or acquisition transaction,

actively negotiate or consent to the purchase of his common stock, though he cannot legally do so until our registration statement has been made effective. A premium may be paid on this stock in connection with such a purchase, but public investors will neither receive any portion of the premium that may be paid nor be afforded an opportunity to approve or consent to any particular stock buy-out. Nor will they be afforded a similar opportunity.

We have not adopted any policy for resolving this conflict. Potential investors should be aware of this contradiction in the structure of this offering.


Our ~~Management's~~ discretion in the use of proceeds may conflict with your wishes.

-----------------------------------------------------------------------------

We have some discretion in the use of proceeds.

Of the $25,000-75,000 offering proceeds deposited into the escrow account,

10%, or $2,500-7,500, may be released to us prior to a confirmation offering in which you reconfirm your investment in accordance with procedures required by Rule 419. We do not intend to request release of the 10% funds.

Accordingly, we will receive all of the escrowed funds in the event a business combination is closed under the provisions of Rule 419. We will use these proceeds as indicated in this document under the section titled

"USE OF PROCEEDS" but have considerable discretion in deciding how to allocate funds. Investors should be aware of the fact that their wishes may not be reflected in the decisions of management in these matters. If we fail to spend the proceeds effectively, our business and financial condition could be harmed. (See "USE OF PROCEEDS.")

~~Our inability to evaluate investments could lead us into an unwise investment.~~

~~------------------------------------------------------------------------------~~

~~Our limited funds and the lack of full-time management will likely make it~~

~~impracticable to conduct a complete and exclusive investigation and analysis~~

~~of a business. Therefore, management decisions will likely be made without~~

~~detailed feasibility studies, independent analysis, market surveys, and the~~

~~like which, if we had more funds available, would be desirable. Pinoak, Inc.~~

~~will be particularly dependent in making decisions on information provided~~

~~by the promoter, owner, sponsor, or others associated with the businesses~~

~~seeking our participation, and which will have a direct economic interest in~~

~~completing a transaction with us. In a worse case scenario, this could lead~~

~~us to make a poor decision because we might lack the fullest possible~~

~~knowledge of the relevant facts.~~

The nature of our operations are highly speculative.

----------------------------------------------------

The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criteria. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.


~~No transfer of escrowed securities.~~

~~-----------------------------------~~

~~No transfer or other disposition of the escrowed securities is permitted~~

~~other than by will or the laws of descent and distribution, or under a~~

~~very specific section of the tax code related to divorce. Potential~~

~~investors should be aware that your ability to sell or transfer these~~

~~securities while they are in escrow, or any interest in them, is severely~~

~~limited, significantly affecting their liquidity and your flexibility.~~

Escrowed securities can only be transferred under limited circumstances.

------------------------------------------------------------------------

No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the

related rules. Under Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in the Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required.

Low-priced stocks that may affect your ability to resell your shares.

---------------------------------------------------------------------

Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-

dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company's securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any exchanges. Therefore, the Company's stock is initially selling at $0.025 per share they will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so. This may affect your ability to resell those shares in the public market following termination of the Rule 419 escrow.

We arbitrarily determined offering price.

-----------------------------------------

We have arbitrarily determined the offering price of $0.025 per share. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors we considered in determining the offering price were:

o Our limited financial resources

o The amount of equity desired to be retained by present shareholders

o The amount of dilution to the public

o The general condition of the securities markets


In net, it is entirely possible that the facts and circumstances surrounding

Pinoak, Inc. have been interpreted incorrectly and that the price has been set too high.

Taxation concerns.

------------------

In the course of any acquisition or merger we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences both to us and the acquisition candidate. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences both to us and the acquisition candidate, such business combination might not meet the statutory requirements of a reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of stock or assets. A non-

qualifying reorganization could result in the imposition of both federal and state taxes that may have a substantial adverse effect on us.

FORWARD-LOOKING STATEMENTS

--------------------------

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as

"believes," "intends," "expects," "may," "will," "should," "plan,"

"projected," "contemplates," "anticipates," or similar statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks,

uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements.

Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.


YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE

-------------------------------------------------

It is important that you know that we have had absolutely no preliminary contact or discussion with any representatives of any business regarding the possibility or potential for any acquisition or merger. This offering is being conducted according to Rule 419. You have certain rights and will receive the substantive protection provided by this Rule. To that end,

the securities purchased by you and other investors and the funds received in the offering will be deposited and held in the escrow account until an acquisition meeting specific criteria is completed. The escrow account is non interest-bearing and the funds deposited in it are held for the named purchasers. Additionally, Rule 10b-9 applies only until we meet the minimum offering of $25,000, after that time, you cannot expect the protection provided under the Rule.

You should be aware as well of certain trading restrictions on securities held in escrow accounts subject to Rule 419. According to Rule 15g-8 of the

Exchange Act, it is unlawful for any person to sell or offer to sell any security that is deposited and held in an escrow or trust account pursuant to Rule 419 under the Securities Act of 1933, or any interest in or related to such security, other than pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title

I of the Employee Retirement Income Security Act, or the rules thereunder.

Acquisition criteria

---------------------

Rule 419 requires that, before the funds and the securities can be released,

we must first execute an agreement to acquire a candidate meeting certain specified criteria. ~~The agreement must provide for the acquisition of a~~

~~business or assets for which the fair value of the business represents at~~

~~least 80% of the offering proceeds.~~ Rule 419(e) requires that "the fair value of the business(es) or net assets to be acquired represents at least

80 percent of the maximum offering proceeds." For purposes of this offering,

the fair value of the business or assets to be acquired must be at least 80%

of $75,000, that is $60,000.

The agreement must also include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment.

We will not acquire or merge with any business or company to which our officer/director or any associated person has any relationship. Any merger or acquisition will be strictly at arm's length. This is not a requirement provided by Rule 419, these our the conditions provided by our company to any subsequent acquisition. While we do not anticipate seeking an independent appraisal of any proposed merger or acquisition, we do intend to fully disclose the nature and terms of any business combination in a post-effective amendment.


Post-effective amendment

------------------------

Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and its business, including audited financial statements, the results of this offering, and the use of the funds disbursed from the escrow account.

The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow. (See the next section,

"Reconfirmation of offering," for a detailed listing of those conditions.)

Reconfirmation of offering

---------------------------

The reconfirmation offer must commence after the effective date of the post-

effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

o The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within

5 business days after the effective date of the post-effective amendment.

o Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

o If you do not receive written notification or if you receive notification that an investor has decided not to reconfirm an investment within 45 business days following the effective date, the proportionate portion of the funds, less the cost of this Offering, which is estimated to be

$2,500, held in the escrow account on your behalf will be returned to you within 5 business days by first class mail or other equally prompt means.

o As previously stated, the acquisition will be closed only if investors representing 80% of the ~~total proceeds from the offering~~ maximum offering proceeds elect to reconfirm their investment. ~~that is, if the maximum~~

~~number of shares have been sold, proceeds equaling $60,000, and if the~~

~~minimum, $20,000.~~

o If a closed acquisition has not occurred by [Date], 2003, 18 months from the date of this prospectus, the funds held in the escrow account shall be returned to all investors on a proportionate or pro-rata basis within 5 business days by first class mail or other equally prompt means.


Release of securities and funds.

--------------------------------

The funds will be released to us, and the securities will be released to you, only after the escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

o We have executed an agreement for the acquisition of an acquisition candidate.

o The fair market value of the business to be acquired represents at least 80% of the maximum offering proceeds.

o We have filed the required post-effective amendment.

o The post-effective amendment has been declared effective.

o We have satisfied all of the prescribed conditions of the

reconfirmation offer.

o The transaction to acquire the business has closed.

DILUTION

--------

The dilution to investors in this offering is constituted by the difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value

(total tangible assets less total liabilities) by the number of shares of common stock outstanding.

Dilution arises mainly from the arbitrary decision by us as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

Net tangible book value is equal to the net tangible assets of the company.

The net tangible assets of the company are equal to the total assets less the total liabilities and intangible assets. (See "Financial Statements.")

As of December 31, 2001, Pinoak, Inc. had audited net tangible book value of $2,013.00. The net tangible book value is equal to the total tangible assets less the total liabilities. The net tangible book value deficit per share of common stock is approximately $0.001. (See "Certain Transactions.")


The information below sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in the net tangible book value of Pinoak, Inc. after December 31, 2001, except the sale of the minimum and maximum number of shares offered at the public offering price and receipt of the net proceeds from that sale.

DILUTION




Minimum Maximum

------- -------


Public Offering Price Per Share $0.025 $0.025

Price Paid By Sole Officer Per Share $0.001 $0.001

Net Tangible Book Value Per Share $0.001 $0.001

Before Offering

Net Tangible Book Value Per Share

After Offering $0.009 $0.0154

Increase Per Share Attributable to

Payment by Public Investors $0.008 $0.014

Dilution Per Share to Public Investors

Percentage 64.0% 38.4%

Numerical $0.009 $0.0154



There are no warrants, options, rights or convertible securities currently outstanding.


USE OF PROCEEDS

---------------

If the maximum shares are sold, the gross proceeds of this offering will be

$75,000; if the minimum, $25,000. While Rule 419, prior to the reconfirmation of the offering permits 10% of the funds ($7,500 and $2,500,

respectively) to be released from escrow to us, we do not intend to request release of these funds. This offering is contingent on the minimum offering being sold and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses.

Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.

Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the successful completion of this offering, $75,000, plus any dividends received but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us. This refund to investors would also take place if the minimum number of shares is not obtained, if an acquisition is not consummated within 18 months, or if a substantial number of investors do not reconfirm their investments.

We estimate the cost of finding and consummating a business combination could run as much as $20,000. As we have not started the process of investigating potential acquisition candidates, it is difficult to determine the percent of proceeds to be used for this purpose.

We have considerable discretion over how to use a significant portion of the net proceeds of this offering. We cannot assure investors that our use of the net proceeds will not vary substantially due to unforeseen factors.

The proceeds if and when made available to use will be used to pay the following expenses in the order stated:

USE OF PROCEEDS




MINIMUM MAXIMUM

------- -------


Offering Expenses(1) $ 2,000 $ 2,000

Escrow Fees(2) 500 500

TOTAL EXPENSES 2,500 2,500

Working Capital 22,500 72,500

-------- --------

~~TOTAL~~ EXPENSES+WORKING CAPITAL(3) 25,000 75,000

Estimated Company Operating Expenses (4) 3,500 3,500

-------- --------

TOTALS $ 28,500 $ 78,500



(1) Offering costs include filing, printing, legal, accounting,

transfer agent and escrow agent fees.


(2) The proceeds received in this offering will be put into the escrow account pending closing of a business combination and

reconfirmation. (See Exhibit 2.1 Escrow Agreement.)

(3) All offering proceeds will be held in escrow pending a business combination. We will not request a release of 10% of these funds under Rule 419.

(4) During the next twelve months, we estimate our expenses to be approximately $3,500, limited to accounting fees, legal fees,

telephone, mailing, filing fees, and transfer agent fees. These fees will be paid by the Company's management at his own expense without cost to the Company.

Upon the consummation of a business combination and the reconfirmation of the investors' purchase of the shares, the balance of the deposited funds will be released to us~~e~~. They may be used to offset the expenses of consummating a business combination, including legal fees for the preparation and filing of a post-effective amendment to the registration statement.

No portion of the proceeds of the offering will be paid to our officer/

director or his affiliates or associates. Offering Expenses of $2,000;

and, Escrow Fees of $500 will be paid from ~~our working capital~~ the Offering

Proceeds.

~~Working capital is~~ The Offering Proceeds are expected to include incidental expenses related to the marketing of our company as a vehicle for a merger candidate seeking to become fully reporting, as well as for incidental operational expenses including basic office supplies. To the extent that these funds are not used, they will be deposited in an interest-

bearing money market account which will be available to the merger candidate upon consummation of a merger or acquisition.

If the funds raised in this offering are insufficient, the company may seek to obtain additional financing through offerings of equity and/or debt securities. It is unlikely that we will seek loan financing as the costs of our operations are negligible and we do not expect to incur any significant additional costs. However, if we are able to raise only the minimum amount of $25,000, and no additional funds are secured, then we face the risk that our company might be under-funded, placing all investments substantially at risk. Under those circumstances, we might attempt to borrow funds. Any loan we undertook would be repaid in lump sum from the proceeds we expect to derive from the sale of the company to a merger candidate upon receipt of final payment.

Other Arrangements

------------------

Pinoak, Inc. has no agreement or understanding, express or implied, with its officer/director or any of his affiliates or associates regarding employment with the Company or compensation for services. It has no plan, agreement, or understanding, express or implied, with his, or any affiliates regarding the issuing of any shares of authorized and unissued common stock.

The existing officer/director does reserve the right to acquire shares in this offering. There is no understanding, however, between him and PINOAK,

Inc. regarding the sale of all or a portion of the common stock he currently holds in connection with any future participation by PINOAK in a business, or any other plans, understandings, or arrangements by which he or his affiliates would receive funds, stock, or other assets in such a connection. Nor have any advances have been made or contemplated by PINOAK to

Mr. Jesky or anyone connected to him.


Except for reimbursement of offering costs and expenses he may have incurred on PINOAK's behalf, no portion of the net proceeds of the offering may be paid to our officer/director or any of his associates directly or indirectly, as consultant fees, officer salaries, director fees, purchase of their shares, or other payments. No portion of the net proceeds will be used to make loans to any person. PINOAK will not borrow funds and use the proceeds acquired from the lender to make payments to its officer/director or any of his associates.

Pinoak, Inc. has no agreement or understanding with any consultant or advisor to provide services in connection with any future business acquisition.

Though no concrete plans to do so are currently in place, the possibility exists that management may find it to be in the company's best interests to retain the services of such a consultant.

Under no circumstances will Pinoak, Inc. retain the services of its own officer/director or one of his affiliates or associates as a consultant.

Compensation to a consultant may take various forms, including one time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of PINOAK,

Inc.) or any combination of these or other compensation arrangements.

We estimate that any fees for consultant services paid in cash will not exceed 10% of the amount of the securities it issues to acquire a business.

We will not have funds to pay a retainer in connection with any consulting arrangement, and no fee will be paid unless and until an acquisition is completed in accordance with Rule 419.


The following tables set forth the percentage of equity to be purchased by public investors in the offering compared to the percentage equity to be owned by the present stockholder, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholder of Pinoak, Inc.




Assuming the Minimum Number of Shares Sold

------------------------------------------

Shares Approx Percent Total Approx. Percent

Purchased of Total Shares Dollars of Total Dollars

--------- --------------- ------- ---------------


Public

Stockholders 1,000,000 33.3% 25,000 92.6%

Present

Stockholder 2,000,000 66.6% 2,000 7.4%

--------- ----- ------ ------

Totals 3,000,000 100.0% 27,000 100.0%

Assuming the Maximum Number of Shares Sold

------------------------------------------

Public

Stockholders 3,000,000 60.0% 75,000 97.4%

Present

Stockholder 2,000,000 40.0% 2,000 2.6%

--------- ----- ------ ------

Totals 5,000,000 100.0% 77,000 100.0%




CAPITALIZATION

--------------

The following table sets forth our capitalization as of December 31, 2001,

and pro-forma as adjusted to give close to the sale of 3,000,000 shares offered by us.




Capitalization

As Adjusted

Dec. 31, -----------

2001 Minimum Maximum

Actual Offering Offering

------ -------- --------


Long-term debt

Stockholders' equity:

Common stock, $.001 par value;

authorized 20,000,000 shares,

issued and outstanding

2,000,000 shares as

of December 31, 2001 2,000 3,000 5,000

Additional paid-in capital 0 24,000 72,000

Deficit accumulated during the

development period 0 0 0

------------------ ------ -------- --------

Total stockholders equity 2,000 27,000 77,000

Total Capitalization 2,000 27,000 77,000




PLAN OF DISTRIBUTION

--------------------

General

We are offering a minimum of 1,000,000 and a maximum of 3,000,000 shares at the purchase price of $0.025 per share on a direct participation basis.

If the minimum number of shares is not sold during the offering period, the proceeds received will be returned to investors within a period of ten days.

This offering will expire 90 days from the date of this prospectus. The offering will not be extended. The company may allocate among or reject any offers to purchase, in whole or in part. Moreover, our officer/director may purchase shares on the same terms, though not with an intention to resell such shares shortly thereafter, as shares owned by our officer would be restricted.

The shares will be offered and sold only to residents in the states of

Arizona and Nevada. We have not yet registered this offering in these States,

but we intend to do so following the effectiveness of this Registration. (For details, see "Special State Law Considerations," below, especially as to limitations this places on resale or transfer of shares.)

Our executive officer, Mr. Rick Jesky, will sell all shares in this offering. He only has friends and acquaintances who primarily reside in

Arizona and Nevada, and as such is limiting the offering within these two states. He will inform his friends and acquaintances upon delivery of this

Prospectus regarding the status of the State Registration. He will receive no compensation or commissions with respect to them.

The proceeds received under this offering will be deposited in a non-

interest bearing escrow account with Southwest Escrow Company, whose address is 8215 S. Eastern, Suite 100, Las Vegas, Nevada 89123 (escrow agent).

The escrow agreement is a standard escrow agreement under the Rule

419. It states that all checks must be made out to the escrow company or they will be returned, sets up the terms and conditions of the account, and arranges the terms by which funds will be disbursed if necessary within ten days of the end of the offering period if the minimum has not been met.

Though we could request 10% of these funds under Rule 419 prior to the reconfirmation, we do not intend to do so.

Shares will be sold in reliance upon the safe harbor provisions of Rule

3a4(1) of the Securities Exchange Act of 1934. The offering shall be conducted by our president. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

o He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

o He will not be compensated for his participation in the sale of our securities by the payment of commission or other

remuneration based either directly or indirectly on

transactions in securities.

o He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

o He will restrict his participation to the following

activities:

1. Preparing any written communication or delivering

such communication through the mails or other means

that does not involve oral solicitation by him of a

potential purchaser;

2. Responding to inquiries of a potential purchasers in

a communication initiated by the potential

purchasers, provided however, that the content of

such responses are limited to information contained

in a registration statement filed under the

Securities Act or other offering document;

3. Performing ministerial and clerical work involved in

effecting any transaction.

Pinoak, Inc. has no arrangements or agreements, verbal or written, with any underwriters to help underwrite this offering.

This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription application to prospective investors. Our president plans to distribute prospectuses related to this offering. We estimate approximately 50 to 100 prospectuses shall be distributed in such a manner. He intends to distribute prospectus to acquaintances, friends and business associates. He will not participate in the making of this offering other than by the delivery of this prospectus or by responding to inquiries by prospective purchasers. His responses will be limited to the information contained in the Registration

Statement of which this prospectus is a part. Mr. Jesky is not registered as a broker-dealer, nor is he an associated person of any other brokers or dealers.

The Company will pay its own legal and accounting fees and other expenses incurred in connection with the offering.


Though no plans to do so are in effect, we reserve the right to use broker-

dealer(s) in the sale of these securities. We will amend the registration statement via post-effective amendment if in fact we do require the services of a broker-dealer(s) if or when the broker-dealer sells a portion of the offering. Prior to the involvement of the broker-dealer, we would secure a no objection position from the NASD.

Stock certificates will not be issued until funds from the reconfirmed investments are released to us from the escrow account by the escrow agent.

Until stock certificates are issued to the subscribers, the subscribers will not be considered shareholders of the Company.

The Company reserves the right not to accept such subscription payments before they are held in escrow. For example, the Company cannot accept subscription payments if they exceed the maximum offering.

PROPOSED BUSINESS

-----------------

History and Organization

------------------------

We are a Nevada corporation without revenues, operations or a business plan other than to engage in a merger or acquisition with an unidentified entity.

We were incorporated on December 31, 1998. We are a blank check company as defined in Rule 419. Pinoak, Inc. was organized for the purpose of seeking,

investigating, and ultimately acquiring an interest in a business with long-term growth potential. Persons should not purchase shares in the offering if they expect short-term earnings or appreciation in the value of our company. It is emphasized that the business objectives discussed here are extremely general and are not intended to be restrictive on the discretion of the management of Pinoak, Inc.

Persons purchasing shares in the offering will be entrusting their funds to PINOAK's management, subject to the requirements of Rule 419. The net proceeds of the offering are not specifically allocated to identified purposes or allocated to the acquisition of any specific type of business venture. Decisions concerning these matters may be made by management without shareholder action, except for the right of each investor to recover his pro rata portion of the deposited funds in accordance with Rule 419.

(See "Use Of Proceeds.")

Management anticipates that it may be able to participate in only one potential business venture, due primarily to our limited financing.


Selection of a Business

-----------------------

Pinoak, Inc. anticipates that businesses for possible acquisition will be referred by various sources, including its officer/director, professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.

PINOAK will seek businesses from all known sources, but will rely principally on personal contacts of the officer/director and his affiliates, as well as indirect associations between him and other business and professional people. While it is not presently anticipated that PINOAK will engage unaffiliated professional firms specializing in business acquisitions or reorganizations, such firms may be retained if management deems it in the best interest of the Company. (See "Other Arrangements" under "Use Of

Proceeds," above.)

Process of Selection

--------------------

PINOAK will not restrict its search to any particular business, industry, or geographical location, and management reserves the right to evaluate and enter into any type of business in any location. It may participate in a newly organized business venture. On the other hand, it may select a more established company entering a new phase of growth or in need of additional capital to overcome existing financial problems.

In seeking a business venture, the decision of management will not be controlled by an attempt to take advantage of any anticipated or perceived appeal of a specific industry, management group, product, or industry, but will be based on the business objective of seeking long-term capital appreciation in the real value of Pinoak, Inc.. We will not acquire or merge with a business or corporation in which our officer/director or any of his associates has any direct or indirect ownership interest.


Time Frame of the Selection Process

-----------------------------------

The period within which we may participate in a business on completion of this offering cannot be predicted and will depend on circumstances beyond our control, including the availability of businesses, the time required to complete our investigation and analysis of prospective businesses, the time required to prepare appropriate documents and agreements providing for our participation, and other circumstances. It is anticipated that the analysis of specific proposals and the selection of a business will take several months. Under the requirements of Rule 419(e)(1), if a merger has not occurred by a date within 18 months after the effective date of the

Registration Statement, funds held in the Escrow Account shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date. This means you should not purchase shares in this offering if you expect a short-term appreciation in the value of Pinoak, Inc. or its securities.

Other Ramifications of Rule 419 on the Selection Process

--------------------------------------------------------

It is possible that Pinoak, Inc. may propose to acquire a business in the development stage. A business is in the development stage if it is devoting most of its efforts to establishing a new business, and planned principal operations have either not commenced or not yet resulted in significant revenues. Under Rule 419, PINOAK must acquire a business or assets for which the fair value of the business represents at least 80% of the offering proceeds. Accordingly, PINOAK's ability to acquire a business in the development stage may be limited to the extent it cannot locate such businesses with fair value high enough to satisfy the requirements of Rule

419.

PINOAK will be subject to requirements of Rule 419 and certain reporting requirements under the Exchange Act and will, therefore, upon effectiveness,

be required to furnish audited financial statements for the company(s)

acquired, covering one, two, or three years, depending on the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the audited statements to meet these requirements will not be appropriate for acquisition. Pinoak, Inc. will be required to prepare and file periodic reports Section 15(d) upon effectiveness of the registration statement.


Acquisition of a Business

-------------------------

In implementing a structure for a particular business acquisition, the

Company may become a party to a merger, consolidation, or other reorganization with another corporation or entity; joint venture; license;

purchase and sale of assets; or purchase and sale of stock, the exact nature of which cannot now be predicted. On the consummation of a transaction, it is likely that PINOAK's present management and shareholder will not be in control of the company. In addition, PINOAK's sole director may, as part of the terms of the acquisition transaction, resign and his vacancy under

Nevada law, NRS 78.335(5) be replaced by new director without vote of our shareholders.

The possible ramifications of transactions like those mentioned here could significantly effect investments. See "RISK FACTORS" in connection with these and other possible effects.

In connection with PINOAK's acquisition of a business, for example, its present shareholder, officer/director may, as a negotiated element of the acquisition, sell all or a portion of the common stock he holds at a significant premium over his original investment in Pinoak, Inc. As a result of such sales, affiliates of the entity participating in the business reorganization with PINOAK would acquire a higher percentage of equity ownership in it.

Although our present shareholder did not acquire his shares of common stock with a view toward any subsequent sale in connection with a business reorganization, it is not unusual for affiliates of the entity participating in the reorganization to negotiate to purchase shares held by the present shareholders. We anticipate that any securities issued in a reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances,

however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is closed,

under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to structure the acquisition as a so-called "tax-

free" event under sections 351 or 368(a) of the Internal Revenue Code of

1986. In order to obtain tax-free treatment under section 351 of the Code,

it would be necessary for the owners of the acquired business to own 80% or more of the stock of the surviving entity. In that case, PINOAK's shareholders, including investors in this offering, would retain less than

20% of the issued and outstanding shares of the surviving entity. Section

368(a)(1) of the Code provides for tax-free treatment of certain business reorganization between corporate entities where one corporation is merged with or acquires the securities or assets of another.


Generally, we will be the acquiring corporation in such a business reorganization, and the tax-free status of the transaction will not depend on the issuing of any specific amount of stock of the surviving entity.

Consequently, there is a substantial possibility that the shareholders of

Pinoak, Inc., immediately prior to the transaction, would retain less than

50% of the issued and outstanding shares of the surviving entity. Therefore,

regardless of the form of the business acquisition, it may be anticipated that the investors in this offering will experience a significant reduction in their percentage of ownership in the company.

Notwithstanding the fact that the Company is technically the acquiring entity in these circumstances, generally accepted accounting principles will ordinarily require that such a transaction be accounted for as if the

Company had been acquired by the other entity owning the business and,

therefore, will not permit a write-up in the carrying value of the assets of the other company.

The manner in which we participate in a business will depend on the nature of the business, our needs and desires and those of the other parties involved in the negotiations , the management of the business, and the relative negotiating strengths of PINOAK and the other management team.

We will participate in a business only after the negotiation and execution of appropriate written agreements. Although the exact terms of these agreements cannot be predicted, generally they will:

* require specific representations and warranties by all of the parties involved,

* specify certain events of default,

* detail the terms of closing and the conditions which must be satisfied by each of the parties prior to it ,

* outline the manner of bearing costs if the transaction is not closed,

* set forth remedies on default, and

* include miscellaneous other terms.

One of the conditions will most likely be compliance with Rule 419, and reconfirmation by investors representing at least 80% of the gross proceeds of the offering.

As of the date of the amended filing, no probable acquisition candidates have been identified.

Evaluation Criteria

-------------------

Despite his non-experience as a professional business analyst, PINOAK's officer/director, Rick Jesky, will carefully examine businesses for acquisition.


Management anticipates the selection of an acquired business will be complex and risky because of the competition for such business opportunities among all segments of the financial community. The nature of the company's search for the acquisition of a business requires maximum flexibility since the company will be required to consider various factors and divergent circumstances which may preclude meaningful direct comparison among the various business enterprises, product or services investigated. The management of the company will have virtually unrestricted flexibility in identifying and selecting a prospective acquired business. Besides determining its fair market value, management will consider the following:

o the acquired business' net worth;

o the acquired business' total assets;

o the acquired business' cash flow;

o costs associated with effecting the business combination;

o equity interest and possible management participation in the acquired business;

o earnings and financial condition of the acquired business;

o growth potential of the acquired business and the industry in which it operates;

o experience and skill of management and availability of additional personnel of the acquired business;

o capital requirements of the acquired business;

o competitive position of the acquired business;

o stage development of the product, process or service of the acquired business;

o degree of current or potential market acceptance of the product,

process or service of the acquired business; and

o regulatory environment of the industry in which the acquired business operates.

These criteria are not intended to be exhaustive. As Mr. Jesky searches through the candidates for acquisition, other factors he considers relevant may apply.

We have adopted a policy that we will not pay a finder's fee or consulting fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees or consulting fee. In the event there is a fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination.

Although we believe that locating and investigating specific business proposals will take several months, the exact duration of the process is difficult to predict. However, we cannot exceed the 18 month time schedule set forth in Rule 419. The time and costs required to select and evaluate an acquired business candidate, including conducting a due diligence review,

and to structure and consummate the business combination, including negotiating relevant agreements and preparing requisite documents for filing in keeping with applicable securities laws and state corporate laws, cannot presently be stated with certainty. See "Investors' Rights and Substantive

Protection Under Rule 419."

Leverage

--------

PINOAK may be able to participate in a business involving the use of leverage. Leveraging a transaction involves the acquisition of a business through incurring indebtedness for a portion of the purchase price of that business, which is secured by the assets of the business acquired.


One method by which leverage may be used is to locate an operating business available for sale and arrange for the financing necessary to purchase it.

Acquisition of a business in this fashion would enable us to participate in a larger venture than our limited funds would otherwise permit, or use less of our funds to acquire a business and thus commit our remaining funds to the operations of the business acquired. (See "A leveraged buy-out could expose us to a high risk of business failure." under Risk Factors.)

The likelihood that we could obtain a conventional bank loan for a leveraged transaction would depend largely on the business being acquired and its perceived ability to generate sufficient revenues to repay the debt.

Generally, businesses suitable for leveraging are limited to those with income-producing assets that are either in operation or can be placed in operation relatively quickly. We cannot predict whether it will be able to locate any such business. As a general matter it may be expected that

PINOAK, Inc. will have few, if any, opportunities to examine businesses where leveraging would be appropriate, or to acquire financing with acceptable terms.

Tax Considerations

------------------

As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. Pinoak,

Inc. will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure the business combination so as to achieve the most favorable tax treatment to itself, the acquired business,

and our respective stockholders. The IRS or other appropriate state tax authorities may, however, attempt to re-characterize the tax treatment of a particular business combination. (See "There may be tax consequences to our activities which may adversely effect the company or our investors," under

Risk Factors.)

Form and Structure of Acquisition

---------------------------------

Of the various methods and forms by which we may structure a transaction to acquire another business, management is likely to use, without limitation,

one of the following forms:

o a leveraged buyout transaction in which most of the purchase price is provided by borrowings from one or more lenders or from the sellers in the form of a deferred purchase price;

o a merger or consolidation of the acquired corporation into or with the company;

o a merger or consolidation of the acquired business corporation into or with a subsidiary of the company organized to facilitate the acquisition

(a "subsidiary merger"), or a merger or consolidation of such a subsidiary into or with the acquired corporation (a "reverse subsidiary merger");

o an acquisition of all or a controlling amount of the stock of the acquired corporation followed by a merger of the acquired business into us;

o an acquisition of the assets of a business by us or a subsidiary organized for such a purpose;

o a merger or consolidation of the company with or into the acquired business or such a subsidiary; or

o a combination of any of the above.


The actual form and structure for a business combination may also be dependent upon numerous other factors pertaining to the acquired business and its stockholders, as well as potential tax accounting treatments afforded the business combination.

As part of an acquisition, we may choose to issue additional securities that could add numerous complications depending on whether or not these would need to be registered. Dilution, change of management, additional costs,

time delays or depressed prices for our stock could result, discussions of which are included in the Risk Factors section of this prospectus.

We are endeavoring, by the way, to conduct our operations so as not to require registration under the Investment Company Act of 1940.

Daily Operations

----------------

We expect to use attorneys and accountants as necessary, and do not anticipate a need to engage any full-time employees during the phase devoted to seeking and evaluating business opportunities. The need for employees and their availability will be addressed along with the decisions specific to acquiring or participating in a specific business opportunity. We have allocated a portion of the offering proceeds for general overhead. Although there is no current plan to hire employees on a full-time or part-time basis, some portion of working capital may be used to pay any part-time employees hired.

Until an active business is commenced or acquired, we will have only one employee, our sole officer for day-to-day operations. We are unable to make any estimate as to the future number of employees, which may be necessary.

If an existing business is acquired it is possible that we would hire its existing staff.

Competition

-----------

Pinoak, Inc. will be involved in intense competition with other business entities, many of which will have a competitive edge over us by virtue of their more substantial financial resources and prior experience in business.

We face as well numerous other smaller blank check companies at the same stage of development as we are. (See "Competition," in Risk Factors.)

Offices

-------

Pinoak, Inc. uses office space at 10801 E. Grove Street, Mesa,

Arizona, 85208, provided by Mr. Rick Jesky, our officer/director and principal shareholder, at no cost. He plans to continue to fund Company related expenses at his own expense with no cost to the Company and does not expect any reimbursement of these expenses which are estimated to be $3,500 in the next twelve months. (See "Plan of Operation.")

This arrangement will remain in effect until we enter into a business combination or the Rule 419 escrow is otherwise terminated


PLAN OF OPERATION

-----------------

We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. Our expenses to date which have been funded by our management includes: incorporation fees ($280), accounting fees, ($1,000); legal fees($1,000); SEC filing fees ($18); and, escrow establishment fees ($500).

Virtually all of the expenses that will be funded from the money in our treasury---or, if additional funds are required, that may be funded by management---will derive from our efforts to identify a suitable acquisition candidate and close the acquisition. We have no agreements with management to provide funding for operations, including the pursuit of an acquisition candidate. Management will fund our cash requirements until an acquisition is closed. So long as management does so, we will have sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the entire Rule 419 escrow period of up to 18 months from the date of this prospectus. This is primarily because we do not anticipate incurring any significant expenditures.

During the next twelve months, we anticipate our expenses to be approximately $3,500, limited to accounting fees, legal fees, telephone,

mailing, filing fees, and transfer agent fees. These fees will be paid by the Company's management at his own expense without cost to the Company who does not expect any reimbursement for these expenses.

We may seek additional financing. At this time, however, we believe that the funds to be provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination.


DESCRIPTION OF CAPITAL STOCK

----------------------------

Authorized Capital Stock Under Our Shares of Capital Stock Outstanding

Articles of Incorporation After offering

---------------------------------- -----------------------------------

20,000,000 shares of common stock 5,000,000 shares of common stock-

assuming successful completion of

maximum offering.

3,000,000 shares of common stock-

assuming successful completion of

minimum offering.

All significant provisions of our capital stock are summarized in this prospectus. You should note that the following description is governed by applicable Nevada law and our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus. If you wish to obtain more detailed information regarding this topic, please refer to the Index for Part II on page XX for a complete list of these exhibits.

Authorized Stock

----------------

Pinoak, Inc. is authorized to issue 25,000,000 shares, consisting of

20,000,000 shares of Common Stock, par value $0.001 per share, of which

2,000,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 (the "Preferred Stock"), of which no shares have been issued.

Common Stock

------------

Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights; and, therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire board of directors, and, if they do so, minority shareholders would not be able to elect any members to the board of directors. PINOAK's board of directors has authority, without action by our shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership in the company of its shareholders and which may dilute the book value of the common stock.

Shareholders of Pinoak, Inc. have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of PINOAK, the holders of shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

The shares of common stock, when issued, will be fully paid and non-

assessable.


Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends.

NOTE: We have not paid dividends on our common stock and do not anticipate that we will pay dividends anytime soon. This caution is repeated: You should not expect to receive any dividends on shares in the near future,

even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.

Preferred Stock

---------------

Our board of directors, without your approval, is authorized to issue preferred stock. They can issue different classes of preferred stock, with some or all of the following rights or any other legal rights they think are appropriate, such as:

o Voting

o Dividends

o Required or optional repurchase by us

o Conversion into common stock, with or

without additional payment

o Payments preferred stockholders will

receive before common stockholders if we go out

of business

The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes, but it also could render your vote meaningless because preferred stockholders could own shares with a majority of the votes required on any issue. Because we issue preferred stock, someone interested in buying our company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock.

Warrants

--------

The Company has no warrants.


Transfer Agent

--------------

Upon the closing of this offering, the transfer agent for PINOAK's securities will be Holladay Stock Transfer, 2939 North 67th Place, Scottsdale,

Arizona, phone: 480-481-3940.

.

Reports to Stockholders

-----------------------

The company intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. The company's fiscal year ends on December 31. In addition, we intend to issue unaudited reviewed interim reports and financial statements on a quarterly basis.

SHARES ELIGIBLE FOR FUTURE SALE

-------------------------------

Of the shares outstanding after the offering, the 3,000,000 shares sold in this offering will have been registered with the SEC and can be freely resold, except if they are acquired by our officer/director or other persons or entities that he controls or that control him.

Generally, Rule 144 provides that directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 2,000,000 outstanding shares of common stock held by sole officer/director cannot be sold pursuant to Rule 144, but must be registered.


MANAGEMENT

----------

The following table and subsequent discussion sets forth information about our director and executive officer. Mr. Jesky was elected to serve as a director and President at the time of the founding of Pinoak, Inc. on its date of inception, December 31, 1998.

He is currently the sole officer/director of Pinoak, Inc.




NAME AGE POSITIONS


Rick Jesky 52 President, CEO, Director, CFO



Pinoak, Inc.'s officer/director is elected annually to serve for two years until his successor(s) is duly elected and qualified.

Mr. Jesky will not be compensated for the hours he spends handling PINOAK's affairs; as such, he will devote himself full-time to PINOAK only at such time as that becomes practical and necessary.

Biographical Information

------------------------

Set forth below is biographical information for Mr. Rick Jesky. See

RISK FACTORS for further discussion of the possible ramifications of relying on a sole officer/director with a relative lack of experience: "We are dependent on one officer with limited formal business experience."

Rick Jesky

----------

Mr. Jesky was born September 18, 1949 in Chicago, IL. He has a BA Degree from the University of Phoenix, and MA Degree from Northern Arizona

University. Rick Jesky has almost twenty years as an educator (1974-1992)

in the State of Arizona. From 1992 to 1998, he has six years experience as a General Manger for a major Phoenix nightclub/restaurant, named

Studebaker's. From 1998-1999, he has worked as an educator with Superior

Court of Arizona, Pinal County. His primary duties as an educator was to

Teach law related subjects, conduct teen court, counsel students on court matters at the high school level. Additionally, he worked with Juvenile

Court Services, probation caseload and Court Disposition. He was the founder and sole proprietor of Oleramma Nursery. He successfully developed and propagated an Oleander plants which won a Blue Ribbon at the 1992 Arizona

State Fair. In September, 1998, he founded Oleramma, Inc, a Nevada

Corporation, where he served as President of the Company until December,

1999. The Company was formed to develop a hybrid cotton seed, the Company subsequently became public on the Over-the-Counter Bulletin Board in

November, 1999. He resigned as President of the Company in January, 2000 to return to teaching. At that time, he taught high school level technical agriculture and criminal law (1999-2000). In 2001, he worked for the State

Department of the United States of America, in their Peace Corps Division.

He was assigned to teaching Environment Studies to local School Districts on the Island of St. Lucia, in the Eastern Caribbean. In the Fall of 2001,

he returned to Arizona where he is currently the President of Pinoak, Inc.

Mr. Jesky is not presently associated with any blank check issuer other than the Company, nor is he presently seeking acquisition targets though he will begin to do so once the present offering has achieved its purpose. He will, in fact, be the primary person involved in locating an acquisition candidate by searching the New York Times, the Wall Street

Journal, other business publications and the Internet for acquisition candidates and in all other ways open to his seeking appropriate leads.


The Company currently does not have employment agreements with its executive officer. This is the first time that Mr. Jesky has been involved in a

419 Company.

There are no agreements or understandings for any officer or director to resign at the request of another person. None of the officers or directors are acting on behalf of or will act at the direction of any other person.

There are no agreements, arrangements or understandings between management and anyone else by which other management is to be selected for a particular office or position.

We reserve the right to engage outside consultants and professionals on an as needed basis, though we have not done so to this point.

CONFLICTS OF INTEREST

---------------------

Our president, treasurer, chief financial and accounting officer and director, Rick Jesky, does not serve in any capacity for any other blank check offerings.

In addition, in order to mitigate any potential conflict, the officer/director of PINOAK has promised in writing not to participate as an officer or director in any blank check company that files a registration statement under the Securities Act of 1933, prior to the date the Company identifies a business it proposes to acquire which meets the acquisition criteria of Rule 419, or the date six months following the date of this prospectus, whichever occurs first. Note that, technically, if the latter date were to occur before PINOAK has identified a company suitable for acquisition, he could in fact participate in another blank check company before that happens.

Our director will hold office until the next scheduled shareholder meeting and the election of his successor. Our director receives no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at their discretion.

Potential investors will recall that, as stated above, its present shareholder, officer/director may, in connection with PINOAK's acquisition of a business and as a negotiated element of the acquisition, sell all or a portion of the common stock he holds at a significant premium over his original investment in Pinoak, Inc. As a result of such sales, affiliates of the entity participating in the business reorganization with PINOAK would acquire a higher percentage of equity ownership in it. It should be noted that his shares are not being registered on this registration statement, and therefore, he cannot sell his shares when this registration statement is declared effective. No such sales, however, can be consummated before the registration statement has been made effective.


Executive Compensation

----------------------

As previously stated, Mr. Jesky receives no salary for his efforts on

PINOAK's behalf, nor will he receive bonuses, stock options, consulting fees, finder's fees, or in any other form.

Management Control

------------------

PINOAK's officer/director has pledged not to divest himself of ownership and/or control of the company prior to an acquisition or merger transaction.

Statement Concerning Indemnification

------------------------------------

Our director is bound by the general standards for director provisions in

Nevada law. These provisions allow him wide latitude in decision-making,

including consideration of our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on potential employees, suppliers, customers, communities in which we may operate and the economy.

Insofar as indemnification for liabilities arising under the Securities Act of

1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

What happens, therefore, in the event that a claim for indemnification is asserted by our officer/director for liabilities incurred while acting on our behalf in connection with the securities being registered?

Simply put, if he incurred or paid the expenses in the successful defense of a legal action, suit or proceeding, we will pay them. Otherwise,

unless our counsel determines that the matter has been settled by controlling legal precedent, we will submit to a court of appropriate jurisdiction the question of whether indemnification by us is against public policy as expressed in the Act, and will abide by its final adjudication of the issue. (For a fuller discussion of this issue, see the first item of Part II of this prospectus, Item 24, Indemnification of Directors and Officers, which includes references to the relevant section of Nevada law and to SEC policy.)


PRINCIPAL SHAREHOLDER

---------------------

The following table sets forth information about our current shareholder.

The person named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this prospectus. The numbers in this table assume

5,000,000 shares of common stock outstanding (maximum offering) and

3,000,000 shares of common stock outstanding (minimum offering) following the offering:




Name and Address of Shares of Pre Min. Post Max Post

Beneficial Owner Common Stock Offer % Offer % Offer %

---------------------------------------------------------------------------


Rick Jesky(1) 2,000,000 100% 55% 40%



(1) Rick Jesky, 10801 E. Grove Street, Mesa, Arizona, 85208.

Under blank check company rules, none of these shares will be available for resale unless they are registered with the U. S. Securities and Exchange

Commission. (See, "Market for Our Common Shares," below.)

Except for the securities being registered here, these shares are restricted securities, as that term is defined in the Act. They are subject to restrictions regarding resale; the certificates issued for them have been stamped with a restrictive legend and will be subject to stop transfer orders. His shares are not being registered in this Registration and cannot be sold until they are registered.

Mr. Jesky may be deemed our promoter, as that term is defined under the

Securities Act.


CERTAIN TRANSACTIONS

--------------------

The following table sets forth information regarding all securities sold by us since our inception on December 31, 1998.




Name and Address of Shares of Date Amount

Beneficial Owner Common Stock Purchased Paid

---------------------------------------------------------------------------


Rick Jesky(1) 2,000,000 12/07/01 $2,022



(1) Rick Jesky, 10801 E. Grove Street, Mesa, Arizona, 85208.

All sales were made in reliance on Section 4(2) of the Securities Act.

These sales were made without general solicitation or advertising. Each purchaser was an accredited investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.

Interest of Named Experts and Counsel

-------------------------------------

By corporate resolution, the Company hired the professional services of

Thomas C. Cook, attorney-at-law, a Nevada based attorney to review and handle

Corporate documents. Mr. Cook owns no stock in the Company.

By corporate resolution, the Company hired the professional services of

G. Brad Beckstead, Certified Public Accountant, to perform audited financials for the Company. Mr. Beckstead owns no stock in the Company.

Because of the development stage nature of the Company and its inactivity since its inception, the Company has no other relationships or transactions.

WHERE CAN YOU FIND MORE INFORMATION?

------------------------------------

We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed a registration statement with the SEC on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the

SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room

1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide

Web at http://www.sec.gov. You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and this offering.


MARKET FOR OUR COMMON STOCK

---------------------------

Prior to now, there has been no trading market for our common stock. Under the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow.

PINOAK's present management has not and does not anticipate being in contact with any broker-dealers regarding the making of a market for our common stock prior to the execution of an acquisition agreement; that task is more properly to be initiated by the management of the entity that will exist post-acquisition.

There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 2,000,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Under blank check company rules established by the SEC, these shares must be registered with the SEC before they can be resold. It is to be noted that no such sale can be contemplated or take place prior to the registration statement being declared effective.

Special State Law Considerations

--------------------------------

The shares have not been registered in the states of Arizona or Nevada because of specific exemptions in their laws relating to the limited availability of the offering. The shares cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered in the states of Arizona and Nevada, if that registration is ultimately required. Registration there is not necessary if fewer than twenty-five people purchase the shares in a given offering. We may never reach that point. The following paragraphs refer you to the applicable statutes of those states.

The shares have not been registered under the Arizona Uniform Securities Act,

in reliance upon the exemption contained in Section R14-4-126.C.3 of that

Act. These Securities cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered under the Securities

Act of 1933, as amended, and/or the Arizona Securities Act or an exemption from it.

The shares have not been registered under the Nevada Uniform Securities Act,

in the event that sales are not made to twenty-five (25) or more persons in the state of Nevada in accordance with the exemption for limited offers or sales of securities set forth in Nevada Revised Stature Section 90.530(11)

of the Nevada Uniform Securities Act.


REPORTS TO STOCKHOLDERS

-----------------------

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on December 31.

Method of Subscribing

---------------------

Prospective investors should make their checks payable to Pinoak, Inc., c/o

Southwest Escrow Company, 8215 S. Eastern, Suite 100, Las Vegas, Nevada

89123 (escrow agent) and remit the checks and subscription agreements to

Southwest Escrow at their address listed above. Subscriptions may not be withdrawn once made except in accordance with applicable law. The company reserves the right to reject any subscription in whole or in part in its sole discretion for any reason whatsoever notwithstanding tender of payment,

and to withdraw this blank check offering at any time prior to acceptance by us for the subscriptions received.

Funds will be held by the escrow agent, as described here.

No offers to sell will be made and no offers to subscribe will be accepted until the registration statement has been declared effective.

LEGAL PROCEEDINGS

-----------------

The Company is not currently involved in any legal proceedings nor do we have

Any knowledge of any threatened litigation.

LEGAL MATTERS

-------------

The validity of the issuing of the shares offered here will be attested to for Pinoak, Inc. by Thomas C Cook, our attorney.

EXPERTS

-------

The financial statements of Pinoak, Inc. as of December 31, 2001 are included in this Prospectus and have been audited by G. Brad Beckstead, CPA, an independent auditor. Along with his audit, Mr Beckstead has also included his expert opinion.


PART F/S

Financial Statements

Pinoak, Inc.

(A Development Stage Company)

Balance Sheet

as of

December 31, 2001 and 2000

and

Statements of Income,

Stockholders' Equity, and

Cash Flows

for the period

December 31, 1998 (Inception)

To December 31, 2001


INDEX TO FINANCIAL STATEMENTS

-----------------------------



PAGE #


INDEPENDENT AUDITOR'S REPORT F-1

BALANCE SHEET F-2

STATEMENT OF OPERATIONS F-3

STATEMENT OF STOCKHOLDERS' EQUITY F-4

STATEMENT OF CASH FLOWS F-5

FOOTNOTES F-6-10




G. BRAD BECKSTEAD

---------------------------

CERTIFIED PUBLIC ACCOUNTANT

330 E. Warm Springs

Las Vegas, NV 89119

702.257.1984

702.362.0540 (fax)

INDEPENDENT AUDITOR'S REPORT

----------------------------

January 2, 2002

Board of Directors

Pinoak, Inc.

Las Vegas, NV

I have audited the Balance Sheets of Pinoak, Inc.(the "Company") (A Development

Stage Company), as of December 31, 2001 and 2000, and the related Statements of

Operations, Stockholders' Equity, and Cash Flows for the years then ended, and for the period December 31, 1998 (Date of Inception) to December 31, 2001.

These financial statements are the responsibility of the Company's management.

My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the balance sheets of Pinoak, Inc., (A Development Stage

Company), as of December 31, 2001 and 2000, and its related statements of operations, equity and cash flows for the years then ended, and for the period

December 31, 1998 (Date of Inception) to December 31, 2001, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ G. Brad Beckstead

----------------------

G. Brad Beckstead, CPA


Pinoak, Inc.

(a Development Stage Company)

Balance Sheet




BALANCE SHEET

December 31, December 31,

2001 2000

------------ ------------

Assets


Current assets:

Cash and equivalents $ 2,013 $ -

-------- ---------

Total current assets 2,013 -

-------- ---------

$ 2,013 $ -

======== =========

Liabilities and Stockholders' Equity

Current liabilities $ - $ -

-------- ---------

Stockholders' Equity

Preferred stock, $0.001 par value

5,000,000 shares authorized,

no shares issued and outstanding - -

Common stock, $0.001 par value,

20,000,000 shares authorized;

2,000,000 shares issued and

outstanding 2,000 -

Additional paid-in capital 2,820 -

(Deficit) accumulated during development stage (2,807) -

-------- ---------

2,013 -

-------- ---------

$ 2,013 $ -

======== =========



See accompanying notes to financial statements.


PINOAK, Inc.

(a Development Stage Company)

Statement of Operations




STATEMENT OF OPERATIONS

December 31, 1998

Year ended Year ended (date of inception)

December 31, December 31, to December 31,

2001 2000 2001

------------ ------------ -------------------


Revenue $ - $ - $ -

-------- -------- --------

Expenses:

General and

administrative 2,807 - 2,807

-------- -------- --------

Total expenses 2,807 - 2,807

-------- -------- --------

Net loss $ (2,807) $ - $ (2,807)

========= ======== =========

Weighted average number of

common shares outstanding 2,000,000 - 2,000,000

========= ======== =========

Net (loss) per share $ (0.00) $ (0.00) $ (0.00)

========= ======== =========



See accompanying notes to financial statements.


PINOAK, Inc.

(a Development Stage Company)

Statement of Changes in Stockholders' Equity

For the period December 31, 1998 (Date of Inception) to December 31, 2001




CHANGES IN STOCKHOLDERS' EQUITY

Deficit

Accumulated

Common Stock Additional During Total

------------ Paid-in Development Stockholders'

Shares Amount Capital Stage Equity

------ ------ ---------- ----------- ------------


Beginning balance,

12/31/1998 - $ - $ - $ - $ -

--------- ------- ------- ------ ------

Balance as of

12/31/99 - - - - -

--------- ------- ------- ------ ------

Balance as of

12/31/00 - - - - -

--------- ------- ------- ------ ------

Founders shares

issued

for cash 2,000,000 2,000 2,820 - 4,820

--------- ------- ------- ------ ------

Net (loss)

Year ended

12/31/2001 (2,807) (2,807)

--------- ------- ------- ------ ------

Balance as of

12/31/2001 2,000,000 $ 2,000 $ 2,820 $(2,807) $2,013

========= ======= ======= ======== =======



See accompanying notes to financial statements.


PINOAK, Inc.

(a Development Stage Company)

Statement of Cash Flows




STATEMENT OF CASH FLOWS

December 31, 1998

Year ended Year ended (date of inception)

December 31, December 31, to December 31,

2001 2000 2001

------------ ------------ -------------------


Cash flows from operating activities

Net (loss) $ (2,807) $ - $ (2,807)

-------- -------- --------

Net cash (used)

by operating activities $ (2,807) $ - $ (2,807)

-------- -------- --------

Cash flows from

investing activities - - -

-------- -------- --------

Cash flows from financing activities

Issuance of capital stock 4,820 - 4,820

-------- -------- --------

Net cash provided by

financing activities 4,820 - 4,820

-------- -------- --------

Net increase in cash 2,013 - 2,013

Cash - beginning - - -

-------- -------- --------

Cash - ending $ 2,013 $ - $ 2,013

======== ======== ========

Supplemental disclosures:

Interest paid $ - $ - $ -

======== ======== ========

Income taxes paid $ - $ - $ -

======== ======== ========



See accompanying notes to financial statements.


PINOAK, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

Organization

------------

The Company was organized December 31, 1998 (Date of Inception) under the laws of the State of Nevada, as Pinoak, Inc.

The Company has been dormant and has had limited operations since its inception, and in accordance with SFAS #7, the Company is considered a development stage company.

Estimates

---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

Actual results could differ from those estimates.

Cash and cash equivalents

-------------------------

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Revenue recognition

-------------------

The Company recognizes revenue on an accrual basis as it invoices for services.

Reporting on the costs of start-up activities

---------------------------------------------

Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up

Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5,

there has been little or no effect on the Company's financial statements.


PINOAK, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

Loss per share

--------------

Net loss per share is provided in accordance with Statement of Financial

Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The

Company had no dilutive common stock equivalents, such as stock options or warrants as of December 31, 2001.

Advertising Costs

-----------------

The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses for the periods ended December 31, 2001.

Fair value of financial instruments

-----------------------------------

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long lived assets

-------------------------------

Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at December 31, 2001.

Segment reporting

-----------------

The Company follows Statement of Financial Accounting Standards No. 130,

"Disclosures About Segments of an Enterprise and Related Information". The

Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends

---------

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.


PINOAK, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

Income taxes

------------

The Company follows Statement of Financial Accounting Standard No. 109,

"Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current,

depending on the classification of assets and liabilities to which they relate.

Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements

---------------------

The FASB recently issued Statement No. 137, "Accounting for Derivative

Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement

No. 133". The Statement defers for one year the effective date of FASB

Statement No. 133, "Accounting for Derivative Instruments and Hedging

Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No.

133, "Accounting for Derivative Instruments and Hedging Activities." The

Statement will require the company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income, if the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

The company does not expect SFAS No. 133 to have a material impact on earning s and financial position.

In December 1999, the Securities and Exchange Commission released Staff

Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB

No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the company's revenue recognition policies.


PINOAK, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

Year-end

--------

The Company has selected December 31 as its year-end.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company intends to raise funds via an offering of its securities registered with the US Securities and Exchange Commission. The

Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

NOTE 3 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting

Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.

The sources and tax effects of the differences are as follows:

U.S federal statutory rate (34.0%)

Valuation reserve 34.0%

======

Total -%

As of December 31, 2001, the Company has a net operating loss carryforward of approximately ~~$9~~ $2,800 for tax purposes, which will be available to offset future taxable income. If not used, this carryforward will expire in

2020. The deferred tax asset relating to the operating loss carryforward has been fully reserved at December 31, 2001.


PINOAK, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 - STOCKHOLDERS' EQUITY

The Company is authorized to issue 20,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

On December 7, 2001, the Company issued 2,000,000 shares of its $.001 par value common stock for cash of ~~$2,022~~ $4,820.

There have been no other issuances of common or preferred stock.

NOTE 6 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.


PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Except as set forth in the following part of this document, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Nevada Law

----------

Pursuant to the provisions of Nevada Revised Statutes 78.751, the

Corporation shall indemnify its directors, officers and employees as follows:

Every director, officer, or employee of the corporation shall be indemnified by the corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon her/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer,

employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties;

provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

The Corporation shall provide to any person who is or was a director,

officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The Securities and Exchange Commission's Policy on Indemnification.

-------------------------------------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of

Incorporation, or bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is,

therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of


the registrant in the successful defense of any action, suit or proceeding)

is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent,

submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with this offering are as follows:




Amount to be Paid

-----------------


SEC Registration Fee $ 18

Legal Fees and Expenses $1,000

Printing and Engraving Expenses $1,000

Accountants' Fees and Expenses $1,000

Transfer Agent fees $ 500

-------

Total $3,518



The foregoing expenses, except for the SEC fees, are estimated.

There will be no compensation paid or due or owing to any officer or director.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information relating to all previous sales of Common

Stock by the Registrant. This sales was not registered under the Securities

Act:

The registrant sold securities in the manner set forth below without registration under the Securities Act of 1933 (the "Act"). On or about

December 7, 2001, the company raised $2,022.00 through a cash sale of

2,000,000 shares of common stock at a price of $.001. The Company relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of 2,000,000 shares of common stock to Mr. Jesky.




Name and Address of Shares of Date Amount

Beneficial Owner Position Common Stock Purchased Paid Paid-by

---------------------------------------------------------------- ---------


Rick Jesky(1) President 2,000,000 12/07/01 $2,022 Cash



(1) Rick Jesky, Founder, 10801 E. Grove Street, Mesa, Arizona, 85208.

These shares are "restricted securities," as that term is defined in the rules and regulations promulgated under the Securities Act of 1933 and are subject to certain restrictions regarding resale. The SEC has taken the position that resales cannot be made for blank check companies. Therefore,

the 2,000,000 outstanding shares of common stock held by the sole officer/

director cannot be sold unless they are registered.


ITEM 27. EXHIBITS

The following exhibits are filed with this Registration Statement:

Number Exhibit Name

------ ------------

2.1 Escrow Agreement in Accordance with Rule 419 under the

Securities Act of 1933, as amended

3.1 Articles of Incorporation, as amended

3.2 By-Laws

5.1 Opinion Regarding Legality

23.1 Consent of Counsel (to be included in Opinion Regarding Legality)

23.2 Consent of Expert

23.3 Consent of Expert

99.1 Subscription Agreement

99.2 Management Letter to future shareholders not to participate in other "blank check" companies at this time.

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.


ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act, that the small business issuer will:

1. File, during any period in which it offers or sells securities,

a post-effective amendment to this registration statement to:

i. Include any prospectus required by section 10(a)(3) of the

Securities Act;

ii. Reflect in the prospectus any facts or events which,

individually or together, represent a fundamental change in

the information in the registration statement; and

Notwithstanding the forgoing, any increase or decrease in

volume of securities offered (if the total dollar value of

securities offered would not exceed that which was registered)

and any deviation From the low or high end of the estimated

maximum offering range may be reflected in the form of

prospects filed with the Commission pursuant to Rule 424(b)

if, in the aggregate, the changes in the volume and price

represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration

Fee" table in the effective registration statement.

iii. Include any additional or changed material information on the plan of distribution.

(2) Request for acceleration of effective date. If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, include the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed the Securities Act and will be governed by the final adjudication of such issue.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That all such post-effective amendments will comply with the applicable form, rules and regulations of the Securities and Exchange Commission in effect at the time of the filing.


Signatures

According to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this the

Registration statement to be signed on its behalf by the undersigned hereunto duly authorized in the City of Mesa on this day, March 7, 2002.

Pinoak, Inc.

------------

(Registrant)

/s/ Rick Jesky

--------------------------------

Rick Jesky

President, CEO

Treasurer, Chief Financial and

Accounting Officer and Director


EXHIBIT INDEX

The following exhibits are filed as part of this Registration statement with the Securities and Exchange Commission, following Item 601 of Regulation

S-B. All exhibits refer to Pinoak, Inc., unless otherwise indicated.

-------------------------------------------------------------------------

EXHIBITS

SEC REFERENCE TITLE OF DOCUMENT LOCATION

NUMBER

-------------------------------------------------------------------------

2.1 Escrow Agreement* Previously

filed

------------------------------------------------------------------------

3.1 Articles of Incorporation* Previously

filed

-------------------------------------------------------------------------

3.2 Bylaws* Previously

filed

-------------------------------------------------------------------------

5 Consent of Thomas C. Cook, Esq.* Previously

filed

-------------------------------------------------------------------------

10.1 Form of Employment Agreements Not applicable

-------------------------------------------------------------------------

10.4 Voting Trust Agreement - Not applicable

-------------------------------------------------------------------------

23.1 Consent of G. Brad Beckstead, CPA* Previously

filed

-------------------------------------------------------------------------

23.2 Consent of G. Brad Beckstead, CPA** Previously

filed

-------------------------------------------------------------------------

23.3 Consent of G. Brad Beckstead, CPA Filed herewith

-------------------------------------------------------------------------

24 Consent of Thomas C. Cook, Esq.* Previously

filed

-------------------------------------------------------------------------

99.1 Subscription Agreement* Previously

filed

-------------------------------------------------------------------------

99.2 Management Letter to Shareholders** Previously

filed

-------------------------------------------------------------------------

* Previously filed as an exhibit to the Company's Form SB-2 filed on

January 3, 2002.

** Previously filed as an exhibit to the Company's Form SB-2 filed on

February 25, 2002.
